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THE CALVERT GROUP OF FUNDS

CLASS B and CLASS C
DISTRIBUTION PLAN

SCHEDULE A

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund, Inc.

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund for Government Income

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Schedule restated: September 29, 2005

SCHEDULE B

The total fees paid by the respective Class of each Series of a Fund pursuant to this Distribution Plan shall not exceed the rate, as a percentage of that Class' average annual net assets, set forth below:

	Fund/Series	Class B		Class C
		Distribution	Service	Distribution	Service
		Fee	Fee	Fee	Fee
.	The Calvert Fund
	Calvert New Vision Small Cap Fund	0.75	0.25	0.75	0.25
	Calvert Income Fund	0.75	0.25	0.75	0.25
	Calvert Short Duration Income Fund	N/A	N/A	0.75	0.25
	Calvert Long-Term Income Fund	0.75	0.25	0.75	0.25

.	Calvert Tax-Free Reserves
	Money Market Portfolio	N/A	N/A	N/A	N/A
	Limited-Term Portfolio	N/A	N/A	N/A	N/A
	Long-Term Portfolio	N/A	N/A	N/A	N/A
	Vermont Municipal Portfolio	N/A	N/A	N/A	N/A

.	Calvert Municipal Fund, Inc.
	Calvert National Municipal Intermediate Fund	N/A	N/A	N/A	N/A
	Calvert California Limited-Term Municipal Fund	N/A	N/A	N/A	N/A

.	Calvert Social Investment Fund
	Balanced Portfolio	0.75	0.25	0.75	0.25
	Equity Portfolio	0.75	0.25	0.75	0.25
	Bond Portfolio	0.75	0.25	0.75	0.25
	Enhanced Equity Portfolio	0.75	0.25	0.75	0.25
	Money Market Portfolio	N/A	N/A	N/A	N/A
	Calvert Conservative Allocation Fund	0.75	0.25	0.75	0.25
	Calvert Moderate Allocation Fund	0.75	0.25	0.75	0.25
	Calvert Aggressive Allocation Fund	0.75	0.25	0.75	0.25
.	Calvert World Values Fund, Inc.
	Calvert World Values International Equity Fund	0.75	0.25	0.75	0.25
	Calvert Capital Accumulation Fund	0.75	0.25	0.75	0.25

.	First Variable Rate Fund for Government Income
	Calvert First Government Money Market Fund	0.75	0.25	0.75	0.25

.	Calvert Social Index Series, Inc.
	Calvert Social Index Fund	0.75	0.25	0.75	0.25

.	Calvert Impact Fund, Inc.
	Calvert Large Cap Growth Fund	0.75	0.25	0.75	0.25
	Calvert Small Cap Value Fund	0.75	0.25	0.75	0.25
	Calvert Mid Cap Value Fund	0.75	0.25	0.75	0.25

Schedule restated: September 29, 2005